                                                                   Exhibit 2.5

                                    WHOA-TV

                            ASSET PURCHASE AGREEMENT

                                  by and among

          MONTGOMERY ALABAMA CHANNEL 32 OPERATING LIMITED PARTNERSHIP
                         AND WHOA-TV, INC. ("Sellers")

                                      and

                      PARK OF MONTGOMERY I, INC. ("Buyer")


                       Effective Date:  February 29, 1996

                               TABLE OF CONTENTS
                               -----------------
                                                                PAGE
                                                                ----

      SECTION 1.  DEFINITIONS .................................    1
          1.1    "Accounts Receivable" ........................    1
          1.2    "Affiliate ...................................    1
          1.3    "Antenna Site ................................    1
          1.4    "Assets" .....................................    2
          1.5    "Assumed Contracts" ..........................    2
          1.6    "Buyer's Knowledge" ..........................    2
          1.7    "Certified Creditor List" ....................    2
          1.8    "Claimant" ...................................    2
          1.9    "Closing" ....................................    2
          1.10    "Closing Date" ..............................    2
          1.11    "Consents" ..................................    2
          1.12    "Contracts" .................................    2
          1.13    "Disclosure Schedules" ......................    2
          1.14    "Effective Time" ............................    3
          1.15    "FCC" .......................................    3
          1.16    "FCC Consent" ...............................    3
          1.17    "FCC Licenses" ..............................    3
          1.18    "Final Order" ...............................    3
          1.19    "Gordonville Lease" .........................    3
          1.20    "Gordonville Tower" .........................    3
          1.21    "HSR Act" ...................................    3
          1.22    "Indemnitor" ................................    3
          1.23    "Intangibles" ...............................    3
          1.24    "Leased Real Property .......................    4
          1.25    "Licenses" ..................................    4
          1.26    "Lien" ......................................    4
          1.27    "Marine Debt" ...............................    4
          1.28    "Note Purchase Agreement" ...................    4
          1.29    "Participation Agreement" ...................    4
          1.30    "Permitted Liens" ...........................    4
          1.31    "Personal Property" .........................    4
          1.32    "Purchase Price" ............................    5
          1.33    "Real Property" .............................    5
          1.34    "Secured Creditors" .........................    5
          1.35    "Sellers' Knowledge" ........................    5
          1.36    "Senior Debt" ...............................    5
          1.37    "Station" ...................................    5
          1.38    "Tower Entity Interest" .....................    5
          1.39    "Tower Interest" ............................    6
          1.40    "Tower Lease" ...............................    6

      SECTION 2.  SALE AND PURCHASE OF ASSETS AND
                    OTHER CONSIDERATION .......................    6
          2.1     Agreement to Sell and Buy ...................    6
          2.2     Excluded Assets .............................    6
          2.3     Purchase Price ..............................    7
          2.4     Allocation of Purchase Price ................    7

                         -----------------

                                                                PAGE
                                                                ----

          2.5     Payment of Purchase Price ...................    8
          2.6     Assumption of Liabilities and Obligations ...    8

      SECTION 3.  REPRESENTATIONS AND WARRANTIES OF SELLERS ...    9
          3.1     Organization, Standing, and Authority .......    9
          3.2     Authorization and Binding Obligation ........    9
          3.3     Absence of Conflicting Agreements;
                  Required Consents ...........................   10
          3.4     Governmental Authorizations .................   10
          3.5     Title to Property ...........................   12
          3.6     Leased Real Property ........................   12
          3.7     Contracts ...................................   13
          3.8     Consents ....................................   14
          3.9     Intangibles .................................   14
          3.10    Financial Statements ........................   14
          3.11    Personnel ...................................   15
          3.12    Claims and Legal Actions ....................   16
          3.13    Compliance with Laws, Licenses, etc. ........   17
          3.14    Environmental ...............................   17
          3.15    Conduct of Business in Ordinary Course;
                  Adverse Change ..............................   18
          3.16    Taxes .......................................   18
          3.17    Insurance ...................................   19
          3.18    Full Disclosure .............................   19
          3.19    Cable Carriage ..............................   19
          3.20    Rate Card ...................................   19
          3.21    Sufficiency of Assets .......................   19
          3.22    Fair Market Value ...........................   20

      SECTION 4.  REPRESENTATIONS AND WARRANTIES OF BUYER .....   20
          4.1     Organization, Standing, and Authority .......   20
          4.2     Authorization and Binding Obligation ........   20
          4.3     Absence of Conflicting Agreements;
                  Required Consents ...........................   20
          4.4     Claims and Legal Actions ....................   20
          4.5     Qualification ...............................   21
          4.6     Full Disclosure .............................   21
          4.7     Reliance ....................................   21
          4.8     Fair Market Value ...........................   21

      SECTION 5.  COVENANTS OF SELLERS ........................   21
          5.1     Pre-Closing Covenants .......................   21
          5.2     Closing Covenant ............................   25
          5.3     Post-Closing Covenants ......................   25

      SECTION 6.  COVENANTS OF BUYER ..........................   25

                         -----------------

                                                                PAGE
                                                                ----

      SECTION 7.  SPECIAL COVENANTS AND AGREEMENTS ............   25
          7.1     FCC Consent .................................   25
          7.2     HSR Filings .................................   26
          7.3     Adjustments and Prorations ..................   26
          7.4     Risk of Loss ................................   29
          7.5     Confidentiality .............................   30
          7.6     Collection of Accounts Receivable ...........   30
          7.7     Brokers .....................................   31
          7.8     Cooperation .................................   31
          7.9     Control of the Station ......................   31
          7.10    Consultation ................................   31

      SECTION 8.  CONDITIONS TO OBLIGATIONS OF BUYER AND
                  SELLERS .....................................   32
          8.1     Conditions to Obligations of Buyer ..........   32
          8.2     Conditions to Obligations of Sellers ........   33

      SECTION 9.  CLOSING AND CLOSING DELIVERIES ..............   34
          9.1     Closing .....................................   34
          9.2     Deliveries by Sellers .......................   34
          9.3     Deliveries by Buyer .........................   36

      SECTION 10. TERMINATION .................................   37
          10.1    Termination Rights ..........................   37

      SECTION 11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES
                  AND INDEMNIFICATION .........................   37
          11.1    Representations and Warranties ..............   37
          11.2    Indemnification by Sellers ..................   37
          11.3    Indemnification by Buyer ....................   38
          11.4    Procedure for Indemnification ...............   38
          11.5    Liquidated Damages ..........................   40
          11.6    Specific Performance ........................   40
          11.7    Opportunity to Cure .........................   40

      SECTION 12. MISCELLANEOUS ...............................   40
          12.1    Fees and Expenses ...........................   40
          12.2    Notices .....................................   41
          12.3    Benefit and Binding Effect ..................   42
          12.4    Further Assurances ..........................   42
          12.5    Governing Law ...............................   42
          12.6    Headings and References .....................   42
          12.7    Gender and Number ...........................   42
          12.8    Entire Agreement ............................   42
          12.9    Counterparts ................................   42
          12.10   Survival ....................................   43

                       -----------------

                                                                PAGE
                                                                ----

List of Exhibits and Schedules ................................   45

                                    WHOA-TV

                            ASSET PURCHASE AGREEMENT

     This ASSET PURCHASE AGREEMENT is made as of the 29th day of February, 1996, by and among Montgomery Alabama Channel 32 Operating Limited Partnership ("32 LP"), a Maryland limited partnership, and WHOA-TV, INC. ("TV, Inc."), a Florida corporation with offices c/o Soundview Media, Inc., Suite 2F, Nashville, Tennessee 37210 (TV, Inc. and 32 LP are hereinafter referred to individually as a "Seller" and collectively, as the "Sellers") and PARK OF MONTGOMERY I, INC., an Alabama corporation with offices at 1700 Vine Center Office Tower, 333 West Vine Street, Lexington, Kentucky 40507 ("Buyer").


                                    RECITALS


          A. Sellers own and operate television station WHOA-TV, Channel 32 (the "Station"), pursuant to licenses issued by the Federal Communications Commission.

          B. Sellers desire to sell and Buyer wishes to buy all the assets used or useful in the operation of the Station, for the price and on the terms and conditions hereinafter set forth.


          NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and promises contained herein, Buyer and Sellers, intending to be legally bound hereby, agree as follows:


SECTION 1. DEFINITIONS.
           -----------

           The following terms, as used in this Agreement, shall have the meanings set forth in this Section:

           1.1 "Accounts Receivable" means all rights of Sellers to payment for: (a) the sale of advertising time by the Station; and (b) services performed by the Station.

           1.2 "Affiliate" means a person or entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, another person or entity.

           1.3   "Antenna Site" has the meaning set forth in Section 3.6(c).

           1.4 "Assets" means the assets of the Station being sold, transferred, or otherwise conveyed to Buyer hereunder, as specified in
Section 2.1.

           1.5 "Assumed Contracts" means: (a) those Contracts listed as Assumed Contracts in Disclosure Schedule 3.7 and indicated therein as Assumed
                     -----------------------
Contracts; (b) all Contracts for the sale of time on the Station and all trade or barter agreements which are outstanding on the Closing Date and which comply with the provisions of Section 5.1(a); (c) Contracts entered into between the date hereof and the Closing Date which comply with the provisions of Section 5.1(a).

           1.6 "Buyer's Knowledge" (or words of similar import) means any actual knowledge of Wright M. Thomas, President of Buyer, and Dr. Gary B. Knapp and Donald R. Tomlin, Jr., Directors of Buyer.

           1.7   "Certified Creditor List" shall have the meaning set forth in
Section 5.1(o).

           1.8   "Claimant" means a party claiming indemnification pursuant to
Section 11.

           1.9 "Closing" means the consummation of the transactions contemplated in this Agreement in accordance with the provisions of Section 9.

           1.10 "Closing Date" means the date on which the Closing occurs, as determined pursuant to Section 9.

           1.11 "Consents" means the consents, permits, or approvals of third parties, including governmental authorities, necessary to the day-to-day operation of the Station by Buyer, or necessary to transfer any of the Assets to Buyer, or otherwise to consummate the transactions contemplated hereby.

           1.12 "Contracts" means all written contracts, leases, licenses, and other agreements (including without limitation leases for personal or real property and employment agreements) including any amendments or other modifications thereto, that relate to the Assets or the operation of the Station, to which either Seller is a party, or to which any Affiliate of Sellers is a party if such Contract is useful or related to the Assets or operation of the Station or the business of Sellers, including those described in Disclosure
                                                                     ----------
Schedule 3.7, together with any additions thereto between the date hereof and
- ------------
the Closing Date.

           1.13 "Disclosure Schedules" means Disclosure Schedules of even date relating to this Agreement titled "WHOA-TV

Disclosure Schedules," which Disclosure Schedules have been separately delivered to Buyer.

           1.14 "Effective Time" means 12:01 a.m., Eastern Standard Time, on the Closing Date.

           1.15  "FCC" means the Federal Communications Commission.

           1.16 "FCC Consent" means action by the FCC granting its consent to the assignment of the FCC Licenses from Sellers to Buyer as contemplated by this Agreement.

           1.17 "FCC Licenses" means those Licenses issued by the FCC to Sellers in connection with the business and operations of the Station, including those listed in Disclosure Schedule 1.17, together with any additions or changes
                ------------------------
thereto between the date hereof and the Closing Date.

           1.18 "Final Order" means an action of the FCC that has not been reversed, stayed, enjoined, set aside, annulled or suspended, and with respect to which no timely filed petition for stay, reconsideration or administrative or judicial appeal or sua sponte action of the FCC with comparable effect is
                   --- ------
pending and as to which the time for filing any such petition or appeal (administrative or judicial) or for the taking of any such sua sponte action of
                                                           --- ------
the FCC has expired.

           1.19  "Gordonville Lease" shall have the meaning set forth in
Section 3.6(b).

           1.20 "Gordonville Tower" means the broadcast transmission tower referenced in Section 3.6(c), together with any and all equipment, property and improvements thereon relating to the operation of the Station and the transmission of its signals, including, without limitation, the Antenna Site.

           1.21 "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

           1.22 "Indemnitor" means a party from whom indemnification is claimed pursuant to Section 11.

           1.23 "Intangibles" means all copyrights, trademarks, tradenames, service marks, service names, licenses, patents, permits, the call letters "WHOA" and logos, service marks, telephone numbers, computer software, magnetic media, business and sales lists, program libraries, slogans and jingles, advertising and promotional materials, privileges, proprietary information, technical information and data, machinery and equipment warranties, and other similar intangible property rights and interests applied for, issued to, or owned by Sellers or under which Sellers are licensed or franchised and used or useful in the business and operations of the Station, including those listed as Intangibles in Disclosure Schedule 1.23.
- ------------------------

           1.24 "Leased Real Property" means all the Real Property that is occupied pursuant to a lease or a license pursuant to Section 3.6.

           1.25 "Licenses" means all licenses, permits, and other authorizations, including the FCC Licenses, issued by the FCC, the Federal Aviation Administration, or any other federal, state, or local governmental authorities to Sellers in connection with the business and operations of the Station, including those listed as Licenses in Disclosure Schedule 1.25,
                                               ------------------------
together with any additions thereto between the date hereof and the Closing
Date.

           1.26 "Lien" means any mortgage, lease, deed of trust, lien, pledge, hypothecation, assignment, deposit arrangement, option, right of first refusal, indenture, license, security interest, encumbrance, right of way, easement, encroachment or similar arrangement of any kind or nature.

           1.27 "Marine Debt" means the loan and all related obligations of the Sellers to Marine Midland Business Loans, Inc. and its Affiliates or predecessors in interest, as more particularly described in the Note Purchase Agreement.

           1.28 "Note Purchase Agreement" means the agreement pursuant to the terms of which an Affiliate of Buyer has or will acquire the Marine Debt and all collateral securing such debt.

           1.29 "Participation Agreement" means the participation agreement dated as of February 12, 1996 between Soundview Television of Montgomery, Inc. and Park of Montgomery II, Inc., an Affiliate of Buyer relating to the acquisition of an interest in the Senior Debt.

           1.30 "Permitted Liens" means: (a) Liens for taxes, assessments, or similar governmental charges for levies incurred in the ordinary course of business that are not yet due and payable or as to which any applicable grace period shall not have expired; and (b) Liens set forth in Disclosure
                                                          ----------
Schedule 1.30 and identified as a Permitted Lien.
- -------------

           1.31 "Personal Property" means the machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, (including all studio and transmission equipment wherever located) and other tangible personal property used or useful in the operation of the Station, and identified and described as Personal Property in Disclosure Schedule 1.31 and all computer
                                      ------------------------
discs and tapes, plans, diagrams, blueprints, schematics, and books and records relating to the operation of the Station, filings with the FCC and executed copies of the Assumed Contracts, together with any additions thereto between the date hereof and the Closing Date.

           1.32  "Purchase Price" means the purchase price specified in
Section 2.3.

           1.33 "Real Property" means the interests in real property, including all leaseholds, easements, licenses, rights to access, and rights of way, and all improvements thereon, identified and described as Real Property in Disclosure Schedule 1.33.
- ------------------------

           1.34 "Secured Creditors" means those creditors of Sellers holding liens, security interests or other encumbrances on or affecting the Assets, and those creditors of Sellers who have an inchoate lien or similar right relating to the Assets, including without limitation, governmental taxing authorities, holders of or those creditors with a right to assert mechanics or materialmens liens, and any judgment creditors of either Seller.

           1.35 "Sellers' Knowledge" (or words of similar import) means any actual knowledge of the officers, directors, management or other key employees of Sellers, or of the general partner of 32 LP, including on-screen personalities, senior engineering and technical employees, and senior financial and human resources employees.

           1.36 "Senior Debt" means the loan from Soundview Television of Montgomery, Inc. to 32 LP evidenced by a promissory note dated April 11, 1995 in the principal amount of Five Hundred Thousand Dollars ($500,000).

           1.37 "Station" means the television station described in the first recital to this Agreement.

           1.38 "Tower Entity Interest" means the ten percent (10%) limited partnership interest in 32 LP, the entity which owns the Antenna Site and will be leasing it to Buyer pursuant to the Tower Lease, which limited partnership interest shall be in form and substance reasonably satisfactory to Buyer and shall provide to Buyer (i) a ten percent (10%) interest in the profits, losses, proceeds, revenues, income and distributions of 32 LP; (ii) shall insulate Buyer from any legal liability with respect to the ownership or operation of the Gordonville Tower or the Antenna Site; and (iii) shall specifically grant to Buyer, pursuant to an amendment to the Agreement of Limited Partnership of 32 LP, in form and substance reasonably satisfactory to Buyer, the right to use the Antenna Site rent free for the ten (10) year period immediately following the Closing Date in the event the Tower Lease is terminated for any reason during such period.

           1.39 "Tower Interest" means a ten percent (10%) undivided fee simple interest in the Gordonville Tower.

           1.40 "Tower Lease" means the lease to be delivered to Buyer at the Closing, pursuant to the terms of which Buyer shall lease the Antenna Site for the ten (10) year period immediately following the Closing Date for the rent specified in Section 2.4, plus additional rent of Ten Dollars ($10) per year, which lease shall be in form and substance reasonably satisfactory to Buyer.

SECTION 2. SALE AND PURCHASE OF ASSETS AND OTHER CONSIDERATION.
           ---------------------------------------------------

           2.1   Agreement to Sell and Buy.  Subject to the terms and conditions
                 -------------------------
set forth in this Agreement, Sellers hereby agree to sell, transfer and deliver to Buyer (or in the case of the Harrison Road Property, Buyer's nominee Affiliate) on the Closing Date, and Buyer agrees to purchase, all of the tangible and intangible assets owned or held by Sellers and used or useful in the business or operations of the Station, wherever located, other than the assets specified in Section 2.2, free and clear of any claims, liabilities, Liens, conditions (except for those permitted in accordance with Sections 2.5(a), 3.5 and 3.6 below, and except for any condition that is part of the express terms of any License or Assumed Contract), including without limitation the following:

                 (a)   The Personal Property;

                 (b)   The Licenses;

                 (c)   The Real Property;

                 (d)   The Assumed Contracts;

                 (e)   The Intangibles;

                 (f)   The Tower Entity Interest;

                 (g)   The Tower Interest; and

                 (h)   The Tower Lease.

           2.2   Excluded Assets.  The Assets shall exclude the following
                 ---------------
assets:

                 (a) Sellers' cash on hand and cash equivalents and all other cash and cash equivalents in any of Seller's bank accounts, prepaid expenses, any and all insurance policies, bonds, letters of credit, or other similar items, and any cash surrender value and insurance proceeds in regard thereto as of the Effective Time;

                 (b) Sellers' Accounts Receivable arising from the operation of the Station prior to the Effective Time;

                 (c) All books and records that Sellers are required by law to retain, and books and records related solely to internal corporate matters;

                 (d) All claims, rights, and interest in and to any refunds for federal, state, or local franchise, income, or other taxes or fees of any nature whatsoever for periods prior to the Effective Time;

                 (e)  Any pension, profit-sharing, or employee benefit plans;
and

                 (f)  The items listed as Excluded Assets in Disclosure
                                                             ----------
Schedule 2.2.
- ------------

           2.3   Purchase Price.  The purchase price to be paid by Buyer for the
                 --------------
Assets shall be Six Million Dollars ($6,000,000) plus assumption of the Assumed
                                                 ----
Liabilities pursuant to Section 2.6. Prorations of expenses and revenues shall be made in accordance with Section 7.3.

           2.4   Allocation of Purchase Price.  The parties agree that Seventy
                 ----------------------------
Thousand Dollars ($70,000) of the Purchase Price shall be deemed to be pre-paid rent pursuant to the Tower Lease. As to the remainder of the Purchase Price, at or before the Closing, Buyer and Sellers shall determine the allocation of the Purchase Price in accordance with Treasury Regulation section 1.1060-1T based upon the approximate relative fair market values of the Purchased Assets, as mutually agreed upon in writing within thirty (30) days immediately following the Closing Date. If Sellers and Buyer are unable to agree within such period, the allocation of Purchase Price shall be determined by a nationally acceptable appraisal firm chosen by Buyer and reasonably acceptable to Sellers (it being anticipated that the Purchase Price will be allocated first to such of the Purchased Assets as are tangible to the extent of the approximate fair market values thereof on the Closing Date, with the balance to intangible Purchased Assets). Buyer shall pay all fees and expenses of such appraisal firm. Sellers and Buyer will report the federal income tax consequences of the sale and acquisition of the Purchased Assets under this Agreement in a manner consistent with the foregoing, and will file Forms 8594 in the manner and at the times required by Treasury Regulation section 1.1060-1T. Buyer shall prepare drafts of Form 8594 reflecting the respective Purchase Price allocations determined as provided above in accordance with Treasury Regulation section 1.1060-1T for Sellers and Buyer, such draft Form 8594 to be provided to Sellers within one hundred eighty (180) days following the Closing Date, but in no event later than the due date, including extensions, for

Sellers' Federal income tax return for the period including the Closing Date. Sellers' consent to such drafts shall not be unreasonably withheld or delayed.

           2.5   Payment of Purchase Price.  Payment of the Purchase Price for
                 -------------------------
the Assets shall be made as follows:

                 (a)  Credit for Marine Debt.  Pursuant to the Note Purchase
                      ----------------------
Agreement, an Affiliate of Buyer has or will acquire the Marine Debt for a purchase price of Four Million Five Hundred Thousand Dollars ($4,500,000), which sum shall be credited against the Purchase Price due to Sellers hereunder. Buyer shall take title to the Assets at Closing subject to the Marine Debt and from and after the Closing Date Sellers and their Affiliates shall have no further obligations to Buyer or its Affiliates with respect to the Marine Debt.

                 (b)  Payment to Secured Creditors.  At the Closing, Buyer
                      ----------------------------
shall pay directly to Secured Creditors of Sellers (exclusive of the holder of the Marine Debt) those amounts then due and owing to such Secured Creditors as of the Closing Date, exclusive of Secured Creditors of Affiliates of the Sellers. The full amount paid by Buyer for the benefit of Sellers pursuant to this Section 2.5(b) shall be credited against the Purchase Price due hereunder.

                 (c)  Remaining Balance of Purchase Price.  The balance of the
                      -----------------------------------
Purchase Price, if any, after giving effect to the amounts referred to in Sections 2.5(a) and 2.5(b), shall be paid in cash at the Closing, by wire transfer of federal funds to the account designated by Sellers in writing to Buyer at least two (2) business days prior to the Closing Date. In the event no such account is designated by Sellers within such period, Buyer shall have the right to make such payment by bank cashiers check payable to the order of the Sellers.

                 (d)  Prorations.  Prorations of expenses and revenues shall be
                      ----------
made in accordance with Section 7.3.

            2.6  Assumption of Liabilities and Obligations.
                 -----------------------------------------

                 (a)  Assumption.  Except as provided in Section 2.6(b), as of
                      ----------
the Effective Time, Buyer shall assume and undertake to pay, discharge, and perform the following (the "Assumed Liabilities"): (i) insofar as they relate to the period after the Effective Time, all the obligations and liabilities of Sellers under the Assumed Contracts; (ii) all obligations and liabilities arising out of events occurring after the Effective Time related to Buyer's ownership of the Assets or its operation of the Station after the Effective Time; and (iii) any obligations of Sellers assigned to Buyer as part of the adjustments and prorations pursuant to Section 7.3 of this

Agreement. Other than as specified in this Section 2.6(a), Buyer shall assume no obligations or liabilities of Sellers.

                 (b)  Limitation.  Notwithstanding any provision of this
                      ----------
Agreement to the contrary, Buyer shall not assume: (i) any obligations or liabilities, whether or not under any Contract, not included in the Assumed Contracts; (ii) any obligations or liabilities under the Assumed Contracts relating to the time period prior to the Effective Time; (iii) any claims or pending litigation or proceedings relating to any action with respect to the operation of the Station prior to the Effective Time, and (iv) any insurance policies of Sellers. All such obligations and liabilities shall remain and be the obligations and liabilities solely of Sellers.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF SELLERS.
           -----------------------------------------

           Sellers jointly and severally represent and warrant to Buyer as follows:

           3.1   Organization, Standing, and Authority.  TV, Inc. is a
                 -------------------------------------
corporation duly organized, validly existing, and in good standing under the laws of the State of Florida and is duly qualified to conduct business as a foreign corporation and is in good standing in the State of Alabama. Frey Communications South, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and serves as the sole general partner of 32 LP ("General Partner"). The General Partner is duly qualified to conduct business as a foreign corporation and is in good standing in the State of Alabama. 32 LP is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Maryland and is qualified to conduct business and is in good standing as a foreign limited partnership under the laws of the State of Alabama. Sellers and the General Partners have the requisite power and authority to: (i) own, lease and use the Assets as now owned, leased, and used and, in the case of the General Partner, to act as the general partner of 32 LP; (ii) conduct the business of operating the Station as now conducted; and (iii) execute, deliver, and perform this Agreement and the documents contemplated hereby according to their respective terms. The character and location of the properties used in the operation of the Station and the nature of the business conducted by the Station do not require the General Partner or Sellers to qualify to do business as a foreign corporation in any jurisdiction other than Alabama. Sellers have not been known by or used any other corporate, partnership, or any fictitious or other name in the conduct of the Station's business or in connection with the use or operation of the Assets.

           3.2   Authorization and Binding Obligation.  The execution, delivery,
                 ------------------------------------
and performance of this Agreement by Sellers have been duly authorized by all necessary corporate and partnership actions, including stockholder approval, if required, on the part of Sellers. This Agreement has been duly executed and delivered by Sellers and constitutes the legal, valid, and binding obligation of Sellers, enforceable against Sellers in accordance with its terms.

           3.3   Absence of Conflicting Agreements; Required Consents.  Subject
                 ----------------------------------------------------
to obtaining the Consents listed in Disclosure Schedule 3.3 and the FCC Consent,
                                    -----------------------
the execution, delivery, and performance of this Agreement (with or without the giving of notice, the lapse of time, or both): (i) do not require the consent of any third party; (ii) will not conflict with any provision of the Certificate or Articles of Incorporation or By-Laws of TV, Inc. or General Partner, or the certificate or agreement of limited partnership of 32 LP; (iii) will not conflict with, result in a breach of, or constitute a default under, any applicable law, judgment, order, ordinance, decree, rule, regulation, or ruling of any court or governmental instrumentality; (iv) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of, any performance required by the terms of any financing, debt or equity agreement or any material agreement, instrument, license, or permit to which either Seller is a party or by which either Seller may be bound; and (v) will not create any claim, liability, Lien, charge, or encumbrance upon any of the Assets.

           3.4   Governmental Authorizations.
                 ---------------------------

                 (a)  Except as set forth in Disclosure Schedule 3.4, Sellers
                                             -----------------------
have in effect all the Licenses listed on Disclosure Schedule 1.17 and all other
                                          ------------------------
Federal, state, and local governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Permits") necessary for Sellers to own, lease, or operate their properties and assets and to carry on their business as now conducted, and there has occurred no default under any such Permit. Except as set forth in Disclosure Schedule 3.4 , the FCC Licenses:
                                     -----------------------
(i) constitute all authorizations issued to Sellers by the FCC in connection with the operation of the Station; (ii) are in full force and effect; (iii) are valid for the balance of the current license term applicable generally to television stations licensed in Montgomery, Alabama; (iv) constitute all authorizations required under the Communications Act of 1934, as amended, and the rules and regulations of the FCC for the operation of the Station substantially as now conducted; (v) to Sellers' Knowledge, are not subject to any pending or threatened FCC investigations or enforcement or other proceedings which might reasonably be expected to result in the revocation or non-renewal of such licenses; and (vi) are free and clear of any restrictions which might limit the full operation of the Station (other than restrictions under the terms of the licenses themselves and restrictions imposed by FCC rules). Sellers are not aware of any reason why the FCC Licenses would be rescinded, revoked, suspended, modified, impaired or forfeited, or would not be renewed in the ordinary course.

                 (b) Sellers have the right to the use of the call letters "WHOA" pursuant to the rules and regulations of the Commission, and Sellers do not know of any challenge or claim with respect to the use of those call letters by the Station.

                 (c) The Station, all auxiliary broadcast stations and other facilities associated with and/or operated in conjunction with the Station, and all assets relating to or used in connection with the operation of the Station, are in compliance in all material respects with the Communications Act of 1934, as amended (the "Communications Act"), all rules and regulations of the FCC, the terms of the FCC Licenses, all representations and filings made to or with the FCC in connection with the Station or the grant of the FCC Licenses, and all orders, requests for information and other requirements of the FCC, individually and in the aggregate. The Sellers have timely filed with the FCC all reports, applications, documents, instruments and other information required to be filed in connection with the ownership and operation of the Station, and all such filings are accurate and complete in all material respects.

                 (d) No judgment, decree, order or notice has been issued by the FCC or by any other governmental authority which permits, or after notice or lapse of time or both, would permit, revocation, suspension, or termination of any of the FCC Licenses prior to the respective expiration dates thereof, or which results or would result in the imposition of any material administrative or judicial sanction with respect to the Station or in any other material impairment of any rights under the FCC Licenses. No notice of violation or adverse order, or any material objection, petition to deny or opposition, competing application, or any complaint has been issued by or filed with the FCC or any other governmental authority in connection with the FCC Licenses or the operation of the Stations. To the best of Sellers' Knowledge, none of the foregoing are threatened.

                 (e) There is not now pending or, to the best of Sellers' Knowledge, threatened any litigation, application, proceeding (other than rulemaking proceedings affecting the broadcasting industry generally), inquiry or investigation by or before any court, the FCC, or any other governmental authority with respect to the Sellers, the Station, or any of the transactions contemplated thereby, or which could adversely affect the Sellers, the FCC Licenses or the operation of the Station.

                 (f) No condition exists or event has occurred which, with or without the giving of notice or lapse of time or both, would (i) constitute or result in a violation by the Sellers or the Station of the Communications Act or of any rule, regulation, policy, order or decision of the FCC, or (ii) result in or permit the suspension, revocation, termination, impairment, forfeiture, or nonrenewal of any FCC License, or the imposition of any material restriction or limitation on the operation of the Station.

           3.5   Title to Property.  Except as set forth in Disclosure Schedule
                 -----------------                          -------------------
Schedule 3.5, Sellers have good, clear and marketable fee simple title to, or
- ------------
valid leasehold interests in, all of the Real Property. 32 LP has good, clear and marketable title to the Gordonville Tower and the Antenna Site and all improvements thereon used or useful in the operation of the Station or the transmission of the Station's signals. All such assets and properties, other than assets and properties in which Sellers have a leasehold interest, are free and clear of all Liens other than those set forth in Disclosure Schedule 3.5 and
                                                     -----------------------
except for Permitted Liens. Except as set forth in Disclosure Schedule 3.5,
                                                   -----------------------
Sellers have complied in all respects with the terms of all leases to which they are parties and under which they are in occupancy, and all such leases are in full force and effect, and Sellers enjoy peaceful and undisturbed possession under all such leases. The Personal Property constitutes all of the personal property that is used or held by Sellers or others for use by the Station, or necessary to operate the Station as it is now being operated. The Personal Property is in good operating condition and repair (reasonable wear and tear excepted), is maintained in compliance with good engineering practice, is not in need of repair, and is otherwise sufficient to permit the Station to operate in accordance with the FCC Licenses, the underlying construction permits of the Station, and the rules and regulations of the FCC. All Station equipment is type-approved or type-accepted where such type-approval or type-acceptance is required.

           3.6   Leased Real Property.
                 --------------------

                 (a)  Leased Real Property.  All of the Real Property that is
                      --------------------
occupied by Sellers pursuant to a lease or license (the "Leased Real Property") is listed on Disclosure Schedule 1.33 and is held at the rates and for terms
             ------------------------
ending on the dates shown in Disclosure Schedule 1.33 pursuant to the
                             ------------------------
agreements there described, which are the sole and complete agreements concerning Sellers' use of Leased Real Property. There are no encroachments upon any Real Property or Leased Real Property; Sellers have an unencumbered and unrestricted right of access for all purposes to and from all of the Real Property and Leased Real Property, including, without limitation, the real property that is subject to the Gordonville Lease; none of the buildings, structures or improvements (including without limitation any ground radials, guy wires or guy anchors) constructed on the Real Property or Leased Real Property encroach on any adjoining real estate; and all such buildings, structures or improvements are constructed in conformity with or are "grandfathered" with respect to all "setback" lines, easements and other restrictions or rights of record or that have been established by any applicable building, safety or zoning code or ordinance. There are no pending, or to Sellers' Knowledge, threatened, condemnation or eminent domain proceedings that may affect the Real Property or the Leased Real Property. Any and all "grandfathered" rights of Sellers with respect to Real Property or Leased Real Property are specifically identified on Disclosure Schedule 1.33.
                                        ------------------------

                 (b)  Gordonville Lease.  Sellers acknowledge that a portion
                      -----------------
of the Leased Real Property is comprised of real property located in Gordonville, Alabama, that is leased to 32 LP pursuant to that certain Lease, dated August 23, 1988, by and between Bessie G. Beck, as lessor, and Frey Communications South, Inc., as lessee (as amended and subsequently assigned to 32 LP, the "Gordonville Lease"). A true, correct and complete copy of the Gordonville Lease is set forth in Disclosure Schedule 3.7.
                                  -----------------------

                 (c)  Antenna Site.  Sellers acknowledge that an antenna site
                      ------------
for the benefit of the Station, and from which the Station transmits its signals (the "Antenna Site"), is located on a broadcast transmission tower owned by 32 LP located in Gordonville, Alabama (the "Gordonville Tower") on the real property which is subject to the Gordonville Lease.

           3.7   Contracts.  Except as expressly set forth in Disclosure
                 ---------                                    ----------
Schedule 3.7 , the Contracts listed in Disclosure Schedule 3.7 constitute all of
- ------------                           -----------------------
the material agreements which are required to conduct the business of the Station as it is presently being conducted except for: contracts with advertisers for the sale of advertising time on the Station at the Station's prevailing rates which are not prepaid and which may be cancelled by the Station without penalty on not more than thirty (30) business days' notice. Except as set forth in Disclosure Schedule 3.7 , all Assumed Contracts are in full force
             -----------------------
and effect and are valid, binding, and enforceable in accordance with their terms, and there is not under any Assumed Contract any default by any party thereto or any event that, after notice or lapse of time or both, would constitute a default. Except for the Consents listed in Disclosure Schedule 3.3
                                                         -----------------------
and the FCC Consent, Sellers have full legal power and authority to assign their rights under the Assumed Contracts to Buyer in accordance with this Agreement, and the assignment of the Assumed Contracts to Buyer will not affect the validity, enforceability, or continuation of any of the Assumed Contracts.
Those Consents indicated by an asterisk on Disclosure Schedule 3.3 (the
                                           -----------------------

"Material Consents") are deemed to be material to the operation of the Station by Buyer and the transfer of the Assets and Assumed Contacts to Buyer.

           3.8   Consents. Except for compliance with the HSR Act provided for
                 --------
in Section 7.2, the FCC Consent provided for in Section 7.1 and the other Consents listed in Disclosure Schedule 3.3, no consent, approval, permit, or
                   -----------------------
authorization of or declaration to or filing with any governmental or regulatory authority or any other third party is required: (i) to consummate this Agreement and the transactions contemplated hereby; (ii) to permit Sellers to assign or transfer the Assets to Buyer; or (iii) to enable Buyer to operate the Station in essentially the same manner as it is now conducted.

           3.9   Intangibles.  To the best of Sellers' Knowledge, Sellers are
                 -----------
not infringing upon or otherwise acting adversely to any trademarks, tradenames, service marks, service names, copyrights, patents, patent applications, know-how, methods, or processes owned by any other person or persons, and there is no claim or action pending with respect thereto.

           3.10  Financial Statements.
                 --------------------

                 (a) Sellers have maintained the books of account of the Station in the usual, regular, and ordinary manner in accordance with generally accepted accounting principles applied on a consistent basis.

                 (b)  Disclosure Schedule 3.10 hereto contains true and
                      ------------------------
complete copies of the audited financial statements, including all notes thereto for Sellers prepared by the Sellers' independent certified public accountants, for the years ending December 31, 1993 and 1994, and the unaudited financial statements of the Sellers covering the year ending December 31, 1995, certified by the chief financial officers of Sellers. Each such financial statement is true and correct and fairly presents the financial condition and the results of operations of the Station for the period indicated.

                 (c) Since the date of the most recent financial statements referred to in Section 3.10(b), there has been no material adverse change in the assets or liabilities or in the business or condition, financial or otherwise, of the Station, or of the Sellers, whether as a result of any known legislative or regulatory change, revocation of any license or right to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, or act of nature or other public force or otherwise. Since such date, there has been no change that would materially adversely affect the ability of the Station to carry on its business as now being conducted. To the knowledge of Sellers, no fact or condition exists or is contemplated or threatened that might cause a material adverse change in the business of the Station after the Closing.

                 (d) Since the date of the most recent financial statements referred to in Section 3.10(b), Sellers have operated the business relating to the Station in the ordinary course and substantially consistent with past practice, and, except as set forth on Disclosure Schedule 3.10(d):
                                      ---------------------------

                      (i) Sellers have not entered into any transaction outside the ordinary course of business and substantially consistent with past practice that is material to the business or Assets of the Station and that has not been disclosed to Buyer herein or in the Disclosure Schedules hereto;

                      (ii) Sellers have not sold or transferred any material assets of the Station (other than assets that have been replaced with other assets of similar function and equal or greater value) outside the ordinary course of business;

                      (iii) Sellers have not granted or agreed to grant any general increase in any rate or rates of salaries or compensation to the employees of the Station or any specific increase in the salary or compensation to employees; and

                      (iv) Sellers have not substantially altered its policies relating to the cash or credit sales of advertising time.

           3.11  Personnel.
                 ---------

                 (a) Employees and Compensation.  Disclosure Schedule 3.11(a)
                     --------------------------   ---------------------------
contains: (i) a description of all employee benefit plans or arrangements applicable to the employees of the Sellers and all fixed or contingent liabilities or obligations of the Sellers with respect to any person now or formerly employed by Sellers at the Station, including, without limitation, pension or thrift plans, individual or supplemental pension or accrued compensation arrangements, contributions to hospitalization or other health or life insurance programs, incentive plans, bonus arrangements, and vacation, sick leave, disability, and termination arrangements or policies, including worker's compensation policies; and (ii) copies of all applicable plan documents, trust documents, insurance contracts, contracts with employees, and summary plan descriptions of the written plans and arrangements described above. Except as set forth on Disclosure Schedule 3.11(a), Sellers do not have or maintain any
             ---------------------------
bonus, stock option, deferred compensation, pension or profit-sharing plan, or other retirement plan or arrangement, or other direct or indirect employee compensation fringe benefit or welfare plan, including, without limitation, any "employee benefit plan" within the meaning of Section 3(e) of the Employee Retirement Income Security Act of 1974 ("ERISA"). Sellers do not maintain or contribute to, and since its date of incorporation has not adopted, assumed, established, maintained or contributed to, any employee benefits plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA. Except as set forth in Disclosure
                                                                     ----------
Schedule 3.11(a): (i) all employee benefits and welfare plans or arrangements
- ----------------
described above were established and have been executed, managed, and administered without material exception in accordance with all applicable requirements of the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, as amended, and other applicable laws; (ii) Sellers are not aware of the existence of any governmental audit or examination of any of such plans or arrangements or of any facts that would lead it to believe that any audit or examination is pending or threatened; and (iii) no action, suit, or claim with respect to any of such plans or arrangements is pending or, to the best of Sellers' Knowledge, threatened. Except as set forth in Disclosure
                                                                ----------
Schedule 3.11(a), Sellers have not promulgated any policy or entered into any
- ----------------
written agreement relating to the payment of severance pay to any employee whose employment may be terminated or suspended, voluntarily or otherwise, by Sellers. Sellers do not now, nor have they ever made contributions or been required to make contributions to any multi-employer plan under ERISA. Sellers have substantially complied with and are not in default in any material respect under any laws, rules and regulations, relating to employment of labor, including those relating to wages, hours, equal employment opportunities, employment of protected minorities (including women and persons over 40 years of age), collective bargaining and the withholding and payment of taxes and contributions and has withheld all amounts required or agreed to be withheld from wages and salaries of its employees, and is not liable for any arrearage of wages or for any tax or penalty or failure to comply with the foregoing. Sellers have not consented to any final decree involving any claim of unfair labor practice and has not been held in any final judicial proceeding to have committed any unfair labor practice and there are no material controversies pending or threatened between Sellers and any of their employees.

                 (b)  Agreements.  Except as set forth in Disclosure
                      ----------                          ----------
Schedule 3.11(b): (i) Sellers are not a party to or subject to any collective
- ----------------
bargaining agreements with respect to the Station; and (ii) Sellers have no contracts of employment with any employee of the Station other than contracts terminable at will or on less than thirty (30) days notice.

           3.12  Claims and Legal Actions.  Except as set forth in Disclosure
                 ------------------------                          ----------
Schedule 3.12 and except for investigations and rule making proceedings
- -------------
affecting the television broadcasting industry generally, there is no claim, legal action, counterclaim, suit, arbitration, governmental investigation, or other legal, administrative, or tax proceeding, nor any order, decree, or judgment, in progress or pending, or, to the best of Sellers' Knowledge, threatened, against or relating to Sellers, their properties, the Assets, or the business of the Station, that, individually or in the aggregate, could reasonably be expected to: (i) have a material adverse effect on either Seller or the Station; (ii) impair the ability of either of the Sellers to perform their obligations under this Agreement; or (iii) prevent the consummation of any of the transactions contemplated by this Agreement.

           3.13  Compliance with Laws, Licenses, etc.  Except as set forth in
                 ------------------------------------
Disclosure Schedule 3.13, Sellers are in compliance with all applicable
- ------------------------
statutes, laws, ordinances, regulations, rules, judgments, decrees, licenses, permits, approvals or orders of any governmental agency or authority, including, without limitation, the FCC Licenses.

           3.14  Environmental.  Except as disclosed in Disclosure
                 -------------                          ----------
Schedule 3.14:
- -------------
                 (a) There are no substances or conditions, in, on, under or emanating from the Real Property, including, without limitation, surface waters and subsurface waters thereof, which could support a claim or cause of action under any and all currently applicable federal, state or local environmental statutes, ordinances, regulations or guidelines.

                 (b) The Real Property and the improvements thereon and the use and operations thereof are currently in compliance with all currently applicable and effective requirements relating to health, safety, and protection of the environment, and are in compliance with all permits required thereby, except to the extent any such noncompliance would not have a material and adverse effect on Sellers, the Station or the Assets.

                 (c) There has been no spillage or leaks at the Real Property associated with the filing, draining, or use of any underground storage tanks which requires clean-up or remediation under currently applicable and effective law.

                 (d) Sellers have not and to Sellers' Knowledge no third parties have, generated, treated, stored or disposed of, nor, in any manner, arranged for disposal or treatment of, any Hazardous Waste (as defined in the Resource Conservation and Recovery Act 42 U.S.C. Subsection 6901 et seq.) on the
                                                                 -- ---
Real Property, and to Sellers' Knowledge there is no Hazardous Substance (as hereinafter defined) present on, in or under the Real Property above any applicable threshold level which now requires clean up or remediation under
Section 121 of the

Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Subsection 9621. "Hazardous Substances" for purposes of this Agreement shall mean: (i) hazardous substances or hazardous wastes, as those terms are defined by the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Subsection 9601 et seq., and/or any other applicable federal, state, or
                       -- ---
local law, regulation, ordinance or requirement, as in effect on the date hereof; (ii) petroleum, including but not limited to crude oil or any fraction thereof; (iii) asbestos in any form or condition; and (iv) any radioactive material, including, but not limited to, any source, special nuclear or by-product material as defined at 42 U.S.C. Subsection 2011 et seq., as in effect
                                                         -- ---
on the date hereof.

                 (e) Sellers are not and have not been subject to, or received any notice of, any private, administrative or judicial action, relating to the presence or alleged presence of Hazardous Substance in, under, upon or emanating from the Real Property; and there are no pending or, to Sellers' Knowledge, threatened actions or proceedings from any governmental agency or any other person or entity regarding any matter relating to health, safety, or protection of the environment at the Real Property.

                 (f) There are no conditions on properties adjacent to the Real Property which would reasonably be expected to prevent continued compliance of the Real Property with any federal, state or local law, regulation, ordinance or requirement presently in effect relating to protection of the environment.

                 (g) Sellers do not own, lease, possess, or control at the Real Property any polychlorinated biphenyls (PCB) or PCB contaminated fluids or equipment, or any material or substance containing asbestos.

                 (h) The Station has been, and shall continue to be, operated in a manner which will not expose human beings to levels of non-ionizing radiation higher than the levels recommended for such exposure in "American National Standard Safety Levels with Respect to Human Exposure to Radio Frequency Electromagnetic Fields, 300 kHz to 100 GHz" (ANSI Standards LC95.1-
1982), issued by the American National Standards Institute.

           3.15  Conduct of Business in Ordinary Course; Adverse Change.  Except
                 ------------------------------------------------------
as set forth in Disclosure Schedule 3.15, since December 31, 1995, Sellers have
                ------------------------
conducted the business of the Station in the ordinary course.

           3.16  Taxes.  Sellers have, or by the Closing Date will have, paid
                 -----
and discharged all taxes, assessments, excises and other levies relating to the Assets, excepting such taxes, assessments, and other levies as will not be due until after the Closing Date and that are to be prorated between Buyer and Sellers hereunder.

           3.17  Insurance.  Disclosure Schedule 3.17 lists all insurance
                 ---------   ------------------------
policies currently in force and effect relating to the Station or the Assets. All premiums are current unless noted on Disclosure Schedule 3.17.
                                         ------------------------

           3.18  Full Disclosure.  No representation or warranty made by Sellers
                 ---------------
contained in this Agreement nor any certificate, document, or other instrument furnished or to be furnished by Sellers pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make any statement contained herein or therein not misleading.

           3.19  Cable Carriage.  Disclosure Schedule 3.19 hereto lists (i) each
                 --------------   ------------------------
cable television system currently carrying the signal of the Station; (ii) the channel on which each such system is currently carrying such signal; and (iii) each cable television system as to which Sellers either have made a valid election of must-carry status or has entered into a valid retransmission agreement, in each case as shown in Disclosure Schedule 3.19. Except as
                                    ------------------------
disclosed on Disclosure Schedule 3.19 no cable television station located in the
             ------------------------
Station's area of Dominant Influence (as defined by Arbitron) has refused to carry the Station. In the event that the Closing has not occurred as of October 1, 1996, Sellers, in consultation with Buyer, shall make timely valid election of either must-carry or retransmission consent status as appropriate, with respect to every cable television system as to which the Station may lawfully assert carriage rights.

          3.20   Rate Card.  Disclosure Schedule 3.20 hereto is a true and
                 ---------   ------------------------
complete copy of Sellers' Rate card for the Station in effect on the date hereof.

          3.21   Sufficiency of Assets.  The Assets include all of the assets
                 ---------------------
necessary for, or used to any substantial extent in the conduct of, the business of owning and operating the Station substantially in the manner in which that business has been conducted by Sellers and these assets will be sufficient to enable Buyer to conduct the business of owning and operating the Station substantially in the manner in which the business has been conducted by Sellers. The Assets include all the assets reflected on the balance sheets referred to in
Section 3.10, except for Excluded Assets, and items used, consumed, or expended since the date of the most recent balance sheet in the ordinary course of business and replaced by items of similar value and utility.

           3.22  Fair Market Value.  Based upon their experience and expertise
                 -----------------
1n the industry, and all relevant facts and circumstances, in the opinion of the Sellers, the considerations set forth in Section 2.3 represents the fair market value of the Assets being sold to Buyer hereunder.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF BUYER.
           ---------------------------------------

           Buyer represents and warrants to Sellers as follows:

           4.1   Organization, Standing, and Authority.  Buyer is a corporation
                 -------------------------------------
duly organized, validly existing, and in good standing under the laws of the State of Alabama. At the Closing Date, Buyer will have the requisite corporate power and authority to: (i) own, lease, and use the Assets; (ii) conduct the business of operating the Station; and (iii) execute, deliver, and perform this Agreement and the documents contemplated hereby according to their respective terms.

           4.2   Authorization and Binding Obligation.  The execution, delivery,
                 ------------------------------------
and performance of this Agreement by Buyer have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes a legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

           4.3   Absence of Conflicting Agreements; Required Consents. Subject
                 ----------------------------------------------------
to obtaining the Consents, the execution, delivery, and performance of this Agreement by Buyer and the documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (i) do not require the consent of any third party; (ii) will not conflict with the Articles of Incorporation or By-Laws of Buyer; (iii) will not conflict with, result in a breach of, or constitute a default under, any applicable law, judgment, order, injunction, decree, rule, regulation, or ruling of any court or governmental instrumentality; and (iv) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any agreement, instrument, license or permit to which Buyer is a party or by which Buyer may be bound, such that Buyer could not acquire or operate the Assets.

           4.4   Claims and Legal Actions.  There is no action, suit,
                 ------------------------
proceeding, or investigation pending or, to Buyer's Knowledge, threatened that, if decided against Buyer, would materially and adversely affect Buyer's ability to perform its obligations under this Agreement or the transactions contemplated thereby.

           4.5   Qualification. Except as set forth in Disclosure Schedule 4.5,
                 -------------                         -----------------------
to Buyer's Knowledge, Buyer is qualified legally, financially and otherwise to become the assignee of the Licenses, including the FCC Licenses, under the Communications Act of 1934, as amended prior to the date of this Agreement, and the rules, regulations and policies of the FCC as in effect on the date of this Agreement. To Buyer's Knowledge, there are no facts that could prevent, hinder, discourage, or delay the FCC from issuing the FCC Consent except as set forth on Disclosure Schedule 4.5.
- -----------------------

           4.6   Full Disclosure.  No representation or warranty made by Buyer
                 ---------------
contained in this Agreement nor any certificate, document, or other instrument furnished or to be furnished by Buyer pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make any statement contained herein or therein not misleading.

           4.7   Reliance.  Buyer has not relied on any representation or
                 --------
statement made by Sellers, or any person acting on Sellers' behalf, except as specifically provided in this Agreement, the Exhibits and Schedules hereto and Disclosure Schedule.

           4.8   Fair Market Value.  Based upon its experience and expertise in
                 -----------------
the industry, and all relevant facts and circumstances, in the opinion of Buyer the consideration set forth in Section 2.3 represents the fair market value of the Assets being sold to Buyer hereunder.

SECTION 5. COVENANTS OF SELLERS.
           --------------------

           5.1   Pre-Closing Covenants.  Sellers covenant and agree that,
                 ---------------------
between the date hereof and the Closing Date, Sellers will conduct the business and operations of the Station diligently in the ordinary course, and, except as contemplated by this Agreement or with the prior written consent of Buyer, Sellers will act in accordance with the following:

                 (a) Contracts.  Without the express written consent of Buyer,
                     ---------
Sellers will not enter into any contract, agreement or commitment relating to the Station or the Assets other than contracts involving obligations of Sellers of not less than Five Thousand Dollars ($5,000), or Fifty Thousand Dollars ($50,000) in the aggregate and which can be terminated by Sellers or Buyer without penalty on not more than thirty (30) days notice, or amend or terminate any Assumed Contract or waive any substantial right thereunder except in the ordinary course of business and where the total consideration due to or payable by the Sellers is less than Five Thousand Dollars ($5,000) and is otherwise consistent with the provisions of this Agreement and the past practices of the Stations. Sellers further agree that they will not incur any obligations relating to borrowed money or the guaranty of indebtedness of any third-party including any Affiliate of the Sellers without the express written consent of Buyer. Sellers will follow their usual and customary policies and practices with respect to extending credit for sales of time on the Station and with respect to collecting accounts receivable arising from such extensions of credit.

                 (b) Encumbrances.  Sellers will not create, assume, or permit
                     ------------
to exist any mortgage, pledge, lien, or other charge or encumbrance or rights affecting any of the Assets, except for those in existence on the date of this Agreement and disclosed in Disclosure Schedule 5.1(b) and except for mechanics
                           -----------------------
liens, liens for current taxes which are not yet due and payable, and other similar liens, which will either be discharged on or before the Closing or be included in the adjustments and prorations pursuant to Section 7.3 of this Agreement.

                 (c)  Dispositions. Sellers will not sell, assign, lease, or
                      ------------
otherwise transfer or dispose of any of the Assets except: (i) in the ordinary course of business when such Assets are no longer used or useful in connection with the operations of the Station; (ii) in connection with the acquisition of replacement property of equivalent kind and value; or (iii) dispositions in the aggregate not in excess of Ten Thousand Dollars ($10,000).

                 (d)  Waivers.  Sellers will not waive any material right
                      -------
relating to the Station or the Assets.

                 (e) Licenses.  Except as set forth in this Agreement, Sellers
                     --------
will not cause or permit, by any act or failure to act, any of the Licenses to expire or to be surrendered or modified, or take any action that would cause the FCC or any other governmental authority to institute proceedings for the suspension, revocation, or adverse modification of any of the Licenses, or fail to prosecute with due diligence any pending applications to any governmental authority in connection with the operation of the Station, or take any other action within its control that could reasonably be expected to result in the Station being in noncompliance in any material respect with the requirements of the Communications Act of 1934, as amended, or any other applicable law, or the rules and regulations of the FCC or any other governmental authority having jurisdiction. Sellers will take all reasonable steps to defend and protect the integrity of the Station's signal and service contours and participate actively in any FCC proceedings of which it becomes aware (other than those generally affecting the broadcasting industry) which may reasonably be expected to result in a material adverse affect upon the operations of the Station, with the goal of minimizing such effect upon the Station.

                 (f)  Consents.  Sellers will use their best efforts to obtain
                      --------
the Consents on or before the Closing Date, without any material change in the terms or conditions of any Assumed Contract that could be materially less advantageous to the Station than those pertaining under the Assumed Contract as in effect on the date hereof. Sellers shall also use reasonable efforts to obtain all other Consents on or before the Closing Date.

                 (g)  Books.  Sellers will maintain the books and records of the
                      -----
Station in accordance with generally accepted accounting principals consistently applied.

                 (h)  Access to Information.  Sellers will give to Buyer and its
                      ---------------------
counsel, accountants, engineers, and other authorized representatives reasonable access to the Assets and to all books and records relating thereto, and will furnish or cause to be furnished to Buyer and its authorized representatives all information relating to the Assets that they reasonably request (including any financial reports and operations reports produced with respect to the Station).

                 (i)  Maintenance of Assets.  Sellers will maintain all of the
                      ---------------------
Station's property and assets or replacements thereof in their present condition as represented in this Agreement, ordinary wear and tear excepted. Sellers will maintain supplies of inventory and spare parts consistent with past practice.

                 (j)  Compliance with Laws.  Sellers will comply in all material
                      --------------------
respects with all rules and regulations of the FCC, and with all other applicable laws, rules, and regulations to which it is subject. Upon receipt of notice of violation of any law, rule, or regulation, Sellers will use reasonable efforts to contest in good faith or cure the violation prior to the Closing Date.

                 (k)  Insurance.  Sellers will maintain in force the existing
                      ---------
hazard and liability insurance policies, or comparable coverage, for the Station and the Assets.

                 (l) Preservation of Business.  Sellers will use their
                     ------------------------
reasonable efforts until the Closing Date to preserve the business and organization of the Station intact, to keep available to the Station their present employees, and to preserve for the Station their present relationships with suppliers and customers and others having business relations with it.

                 (m)  Environmental Reports.  Sellers shall deliver to Buyer
                      ---------------------
within thirty (30) days following the execution of this Agreement a Phase I Environmental Report covering the Real Property and the Leased Property prepared by Dames & Moore or another environmental engineering firm reasonably acceptable to Buyer, at Buyer's sole expense. In the event the Phase I Environmental Report indicates that conditions may exist on the Real Property or the Leased Property which are not in full compliance with all applicable environmental laws, Buyer shall have the right to request that a Phase II Environmental Report be prepared, at Buyer's sole expense. Buyer shall have the right to terminate this Agreement by written notice to the Sellers at any time prior to the Closing Date based upon Buyer's reasonable determination that conditions on the Real Property or the Leased Property are not in material compliance with applicable environmental laws.

                 (n)  Title Commitment.  Within thirty (30) days following the
                      ----------------
date of this Agreement, the Sellers shall deliver to Buyer a title commitment from Chicago Title Insurance Company or such other title insurance company as may be reasonably satisfactory to Buyer, which title commitment shall cover the Harrison Road Property. In the event such title commitment does not show the state of the title to such property to be in compliance with the terms of this Agreement, Sellers shall use their best efforts to permit a transfer of the ten percent (10%) interests in the Harrison Road Property to Buyer on the Closing Date in compliance with the terms and conditions of this Agreement.

                 (o)  Creditors of Sellers.  As soon as possible after the date
                      --------------------
hereof, but in no event later than thirty (30) calendar days after the date hereof, each of the Sellers shall deliver to Buyer a list certified to by such Seller's chief financial officer as being complete and correct in all material respects that sets forth (i) the names and business addresses of all of such Seller's creditors (including, without limitation, any and all federal, state, county, local and foreign taxing authorities) and the amounts owed to such creditors; and (ii) the names and business addresses of all vendors who are known to the Seller to assert claims against it even though such claims may be disputed by Seller, together with the amount in controversy (hereinafter, a "Certified Creditor List"). Sellers covenant and agree to provide Buyer updated Certified Creditor Lists every thirty (30) calendar days until the Closing, with a final Certified Creditor List to be delivered by each Seller on the Closing Date. Buyer and Sellers shall use their mutual best efforts to identify in writing the creditors of the Sellers who are Secured Creditors to be paid in full at the Closing in accordance with the provisions of Section 2.5(b) of this Agreement. In the event the best efforts of the parties fail to generate a mutually agreed upon list of Secured Creditors on the Closing Date, a Secured Creditors list prepared by Buyer and delivered to Sellers on the Closing shall be conclusive and binding on the parties for all purposes, including, without limitation, for purposes of the payment of a portion of the Purchase Price pursuant to Section 2.5(b) hereof.

           5.2   Closing Covenant.  On the Closing Date, if the conditions set
                 ----------------
forth in Section 8.2 have been satisfied, Sellers will sell, transfer, convey, assign, and deliver to Buyer the Assets as provided in Section 2 of this Agreement and make the deliveries provided in Section 9.2 of this Agreement.

           5.3   Post-Closing Covenants.
                 ----------------------

                 (a) Access.  Sellers will provide Buyer access and the right
                     ------
to copy for a period of three (3) years from the Closing Date, any books and records relating to the Assets but not included in the Assets, provided that such information is kept confidential and is not disclosed by Buyer except as and to the extent required by applicable law and except as required in the normal course of Buyer's business.

                 (b) Further Documents.  After the Closing, Sellers will
                     -----------------
execute and deliver to Buyer any additional bills of sale or other transfer documents that, in the reasonable opinion of Buyer, may be necessary to ensure, complete, and evidence the full and effective transfer of the Assets to Buyer pursuant to this Agreement.

                 (c) Antenna Site Lease Accommodations.  In the event that the
                     ---------------------------------
Antenna Site ceases to be available to Buyer pursuant to the Tower Lease for any reason prior to the expiration of the lease term, then in such event Sellers covenant to provide to Buyer, without any interruption in the provision of an appropriate Antenna Site, a comparable alternate antenna site at no cost or expense to Buyer with regard to either the relocation to such new site or with regard to any rental obligations which may be incurred with respect to same.

SECTION 6. COVENANTS OF BUYER.
           ------------------

           On the Closing Date, if the conditions set forth in Section 8.1 have been satisfied, Buyer shall purchase the Assets from Sellers as provided in
Section 2 of this Agreement and shall make the deliveries provided in
Section 9.3 of this Agreement.

SECTION 7. SPECIAL COVENANTS AND AGREEMENTS.
           --------------------------------

           7.1   FCC Consent.  Promptly upon the execution of this Agreement,
                 -----------
Buyer and Sellers shall prepare for filing with the FCC an appropriate application for FCC Consent, which shall be filed with the FCC within five (5) business days after the date hereof. All FCC filing fees shall be paid one-half by Sellers and one-half by Buyer. The parties shall thereafter prosecute the application with all reasonable diligence and otherwise use their best efforts to obtain a grant of the application as expeditiously as practicable. Each party agrees to comply with any condition imposed on it by the FCC Consent, except that no party shall be required to comply with a condition if: (i) the condition was imposed on it as the result of a circumstance the existence of which does not constitute a breach by such party of any of its representations, warranties, or covenants hereunder; and (ii) compliance with the condition would have a material adverse effect upon it; provided, however, that a condition requiring Buyer to file periodic reports with the FCC concerning affirmative action and equal employment opportunity shall not be deemed to have a material adverse effect on Buyer. Buyer and Sellers shall oppose any requests for reconsideration or judicial review of the FCC Consent (but nothing herein shall be construed to limit any party's right to terminate this Agreement pursuant to Section 10 of this Agreement). If the Closing shall not have occurred for any reason within the original effective period of the FCC Consent, and neither party shall have terminated this Agreement under Section 10.1(c), the parties shall jointly request an extension of the effective period of the FCC Consent. No extension of the FCC Consent shall limit the exercise by either party of its right to terminate the Agreement under Section 10.1.

           7.2   HSR Filings.  If required for compliance with the HSR Act,  as
                 -----------
soon as possible after the date hereof, but in no event later than thirty (30) business days after the date hereof, Buyer and Sellers shall prepare and file all documents with the Federal Trade Commission and the United States Department of Justice as are required to comply with the HSR Act and shall promptly furnish all materials thereafter requested by any of the regulatory agencies having jurisdiction over such filings. Sellers and Buyer shall pay one-half of all Hart-Scott-Rodino filing fees.

           7.3   Adjustments and Prorations.  All revenues arising from the
                 --------------------------
operation of the Station up until the Effective Time and all expenses arising from the operation of the Station up until the Effective Time, including business and license fees (including any retroactive adjustments thereof), utility charges, real and personal property taxes and assessments levied against the Assets, property and equipment rentals, applicable copyright or other fees, sales and services charges, taxes, and employee benefits (except as provided in paragraph 7.3(b) below), and similar prepaid and deferred items, shall be prorated between Buyer and Sellers in accordance with the principle that Sellers shall receive all revenues and be responsible for all expenses, costs, and liabilities allocable to the period prior to the Effective Time, and Buyer shall be responsible for all expenses, costs, and obligations allocable to the period after the Effective Time, subject to the following:

                 (a)  Contracts.  There shall be no adjustment and Sellers
                      ---------
shall remain solely liable with respect to any Contracts not included in the Assumed Contracts, and any other obligation or liability not being assumed by Buyer in accordance with Section 2.6.

                 (b)  Employee Compensation; Severance.  Disclosure
                      --------------------------------   ----------
Schedule 7.3(b) sets forth a complete and accurate listing, by employee (with
- ---------------
title or job description), of all compensation, salary, bonuses and benefits for each employee of Sellers. Disclosure Schedule 7.3(b) also sets forth a
                          --------------------------
complete and accurate listing of all payments due to such employees in the nature of severance pay due and owing to them by Sellers in the event their employment by Sellers, or either of them, is terminated on or before the Closing Date. Sellers shall be responsible for the payment of all compensation and other amounts owed to the Station's employees through the Closing Date. Within twenty
(20) business days of the date hereof, Buyer will conduct job interviews with all of the employees that wish to be interviewed. Within forty-five (45) business days of the date hereof, Buyer will notify Sellers in writing which of the Station's employees will be offered positions after the Closing Date.

                 (c) Trade and Barter.  To the extent that the aggregate value
                     ----------------
(based upon the Station's current rate card) by which the Station's post-Closing obligations under trade, barter or similar arrangements for the sale of advertising time (with the exception of program barter agreements) is greater than the aggregate value of the goods, services or other items to be received by the Station after the Closing, Buyer shall be entitled to receive the difference; provided, however, that such adjustment or proration shall not be made unless such difference is more than twenty-five thousand and 00/100 Dollars
                                         -------------------------------
($25,000.00).  Notwithstanding the foregoing, Buyer shall receive the full
  ---------
amount of the value of the Station's post-Closing obligations under trade, barter or similar arrangements where the recipients of goods or services were Affiliates of the Sellers, without regard to the twenty-five thousand and 00/100
                                                 -------------------------------
Dollars ($25,000.00) threshold referred to above.  Sellers shall not enter into
          ---------
any new such arrangements that cannot be satisfied in full by the Closing without Buyer's express written consent. Buyer shall receive a credit for any amount by which the aggregate amount paid to Sellers under prepaid time sales contracts exceeds the value or advertising attributable to such payments which is required to be run by the Station after the Closing pursuant to the terms of such contracts. Sellers shall receive a credit for any pre-Closing Date advertising for which Station have not received full barter value prior to the Closing Date.

                 (d) Manner of Determining Prorations. The prorations pursuant to this
                      --------------------------------
pursuant to this Section 7.3 will be determined in accordance with the following procedures:

                      (i) No later than sixty (60) days after the Closing Date, Buyer will deliver to Sellers a statement setting forth Buyer's determination of the settlement prorations pursuant to Section 7.3, which shall be certified by Buyer to be true and complete as of the Closing Date. If Sellers dispute the amount of the settlement prorations determined by Buyer, it shall deliver to Buyer within thirty (30) days after its receipt of Buyer's statement a statement setting forth its determination of the amount of the settlement prorations. If Sellers notify Buyer of their acceptance of Buyer's statement, or if Sellers fail to deliver their statement within the 30-day period specified in the preceding sentence, Buyer's determination of the settlement prorations shall be conclusive and binding on the parties as of the last day of the 30-day period.

                      (ii) Buyer and Sellers shall use their good faith efforts to resolve any dispute involving the determination of the settlement prorations. Each party shall provide the other party with access and the right to copy any books and records in its possession relating to its determination of the settlement prorations. If the parties are unable to resolve the dispute within fifteen (15) days following the delivery of Sellers' statement, each of Buyer and Sellers shall select an independent certified public accountant, who shall be knowledgeable and experienced in the operation of television broadcasting stations, and the two accountants so chosen shall attempt to resolve the dispute. If they are not able to do so within forty-five (45) days following the delivery of Sellers' statement, the two accountants shall agree upon a third accountant, and the dispute shall be resolved by the decision of the majority of the accountants, which shall be conclusive and binding on the parties. Any fees of the accountants shall be split equally between the parties.

                 (e)  Payment of Purchase Price and Prorations.  The Purchase
                      ----------------------------------------
Price and settlement prorations shall be paid as follows:

                      (i)    Payment of Purchase Price.  Buyer shall pay or
                             -------------------------
cause to be paid to Sellers at the Closing the Purchase Price.

                      (ii)   Payments to Reflect Final Determination of
                             ------------------------------------------
Prorations.
- ----------

                             (1)  If the aggregate of the prorations and
adjustments, as finally determined pursuant to Section 7.3(d)(i) and
Section 7.3(d)(ii) (the "Prorations")
results in an amount due from Buyer to Sellers, Buyer shall pay such amount to Sellers, in immediately available funds within five (5) days after the date on which the Prorations are so determined.

                             (2)  If the Prorations result in an amount due from
Sellers to Buyer, Buyer shall retain an amount equal to such amount from amounts collected by Buyer pursuant to Section 7.6 with respect to Sellers' accounts receivable. Any amounts collected by Buyer with respect to Sellers' accounts receivable and not permitted to be retained pursuant to this paragraph shall be remitted to Sellers in accordance with Section 7.6. If the amounts of Prorations due from Sellers to Buyer exceeds the amount of Sellers' accounts receivable collected by Buyer prior to the date on which the Prorations are determined, Sellers shall pay to Buyer, in immediately available funds within five (5) days after the date on which the Prorations are determined, the difference between the amount owed to Buyer with respect to the Prorations, reduced by the amount of Sellers' accounts receivable collected by Buyer which have not already been remitted to Sellers prior to the date on which the Prorations are determined. Buyer shall be entitled to retain the amount of Sellers' accounts receivable collected by Buyer prior to the date on which the Prorations are determined, and, if Sellers make the payment to Buyer provided for in this paragraph, Buyer shall remit to Sellers in accordance with Section 7.6 any amounts subsequently collected by Buyer with respect to Sellers' accounts receivable.

           7.4   Risk of Loss.  The risk of loss or damage to any of the Assets
                 ------------
from fire or other casualty or cause shall be upon Sellers at all times up to the Closing on the Closing Date. If material loss or damage to the Assets occurs, Sellers shall have the option: (i) to repair or cause to be repaired and to restore the Assets to their condition prior to any such loss or damage; or
(ii) subject to the agreement of Buyer, to reduce the Purchase Price by the amount of insurance proceeds received in connection with such loss or damage.
In the event of any such loss or damage, Sellers shall notify Buyer promptly of same in writing, specifying with particularity the loss or damage incurred, the cause thereof, if known or reasonably ascertainable, and the insurance coverage. The proceeds of any claim for any loss payable under any insurance policy with respect thereto shall, at the option of Sellers, be used to repair, replace or restore any such property to its former condition subject to the conditions stated below. If Sellers have notified Buyer that they elect to repair, replace or restore the property and the property is not completely repaired, replaced or restored on or before the Closing Date specified in Section 9, Buyer, at its sole option, may: (i) postpone the Closing until such time as the property has been completely repaired, replaced or restored, and, if necessary, the parties shall join in an application or applications requesting the FCC to extend the effective period of its consent to the assignment application; (ii) consummate the Closing and accept the property in its then condition, in which event Sellers shall assign to Buyer all proceeds of insurance covering the property involved, provided said proceeds are sufficient to repair said damages.

           7.5   Confidentiality.  Each party hereto will keep confidential any
                 ---------------
information obtained from the other party in connection with the transactions contemplated by this Agreement. If this Agreement is terminated and the purchase and sale contemplated hereby abandoned, each party will return to the other party all information obtained by it in connection with the transactions contemplated hereby, and will provide a certificate to that effect. No public announcement concerning the subject matter of this Agreement shall be made by either party without the approval of the other as to the announcement's content and timing, which approval shall not unreasonably be withheld.

           7.6   Collection of Accounts Receivable.  Buyer agrees to use its
                 ---------------------------------
best efforts to collect Sellers' accounts receivable in the normal and ordinary course of business as Sellers' agent for collection and will apply all such amounts collected to the debtor's oldest account receivable (unless and only to the extent that such debtor disputes that such account receivable is properly due); provided, however, that such obligation and authority shall not extend to the institution of litigation, employment of counsel or a collection agency or any other extraordinary means of collection unless authorized in writing by Sellers. Buyer agrees to cooperate fully with Sellers as to any litigation or other collection efforts instituted by Sellers to collect delinquent accounts receivable. On or before the fifteenth (15th) day of each month, Buyer shall deliver to Sellers a statement or report showing all such collections effected since the last previous report, together with a check or draft for the amount of such collections. If authorized by Sellers, and at Sellers' expense, Buyer shall have full power and authority as Sellers' agent for collection to settle disputes, effect compromises, institute and terminate suits relating thereto and generally to pursue such collections in accordance with Buyer's customary collection procedures, including employment of counsel or a collection agency or any other extraordinary means, in all instances acting as agent for Sellers but without any necessity to disclose that fact. If necessary or advisable in Buyer's sole discretion, Buyer may effect any or all such collections and perform authorized acts relating thereto as agent for an undisclosed principal. If at any time Buyer determines that any such accounts are uncollectible, Buyer shall notify Sellers of such determination and upon Sellers' written request shall furnish or make available to Sellers all records, files and data relating to such accounts and Buyer's determination of uncollectibility. Except as expressly provided herein, Buyer shall have no responsibility for any obligation regarding any of Sellers' accounts receivable. Buyer's obligation to collect accounts receivable as Sellers' agent shall expire at the end of the fourth full month following the Closing Date, and, within fifteen (15) days after the end of such month, Buyer shall render a final statement or report showing accounts collected and uncollected.

           7.7   Brokers.
                 -------

                 (a)  Buyer's Broker.  Buyer represents and warrants to Sellers
                      --------------
that except for its retention of Media Venture Partners, Inc. (for which Buyer acknowledges full responsibility) neither it nor any person or entity acting on its behalf has agreed to pay a commission, finder's fee, or similar payment in connection with this Agreement or any matter related hereto to any person or entity, nor has it or any person or entity acting on its behalf taken any action on which a claim for any such payment could be based.

                 (b)  Sellers' Broker.  Sellers hereby represent and warrant
                      ---------------
that neither they nor any person or entity acting on their behalf has agreed to pay a commission, finder's fee or similar payment in connection with this Agreement or the transactions contemplated hereunder, and the Sellers jointly and severally agree to indemnify and hold harmless Buyer and its parent and affiliated corporations from and against any claim that Sellers or any person or entity acting on its behalf has agreed to pay a commission, finder's fee, or similar payment in connection with this Agreement or any matter related hereto to any person or entity, and Buyer agrees to take full responsibility for any such payment.

           7.8   Cooperation.  Buyer and Sellers shall cooperate fully with each
                 -----------
other and their respective counsel and accountants in connection with any actions required to be taken as part of their obligations under this Agreement, and Buyer and Sellers will use their best efforts to consummate the transactions contemplated hereby and to fulfill their obligations hereunder.

           7.9   Control of the Station.  Prior to Closing, Buyer shall not,
                 ----------------------
directly or indirectly, control, supervise, or direct, or attempt to control, supervise or direct the operations of the Station; those operations, including complete control and supervision of all of the Station's programs, employees, and policies, shall be the sole responsibility of Sellers.

           7.10  Consultation.  Subject to the provisions of Section 7.9,
                 ------------
between the date hereof and the Closing, Sellers will consult with Buyer's management with a view to informing such management as to the operation, management, and business of the Station.

SECTION 8. CONDITIONS TO OBLIGATIONS OF BUYER AND SELLERS.
           ----------------------------------------------

           8.1   Conditions to Obligations of Buyer.  All obligations of Buyer
                 ----------------------------------
at the Closing hereunder are subject at Buyer's option to the fulfillment prior to or at the Closing Date of each of the following conditions:

                 (a)  Representations and Warranties.  Except as otherwise
                      ------------------------------
provided in this Agreement, all representations and warranties of Sellers contained in this Agreement shall be true and complete in all material respects at and as of the Closing Date as though made at and as of that time.

                 (b)  Covenants and Conditions.  Sellers shall have performed
                      ------------------------
and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

                 (c)  FCC Consent.  The FCC Consent shall have been granted
                      -----------
and, if Buyer so elects, shall have become a Final Order, without the imposition on Buyer of any conditions that need not be complied with by Buyer under
Section 7.1 hereof and Sellers shall have complied with any conditions imposed on it by the FCC Consent.

                 (d) HSR Matters. The waiting period (and any extension thereof) under
                      -----------
thereof) under the HSR Act, if applicable, shall have expired and there shall not be outstanding any order of a court restraining the transaction contemplated hereby.

                 (e)  Deliveries.  Sellers shall have made or stand willing to
                      ----------
make all the deliveries to Buyer set forth in Section 9.2.

                 (f)  Receipt of Material Consents.  All Material Consents as
                      ----------------------------
such term is defined in Section 3.7 hereof, shall have been received without the imposition on Buyer of any conditions that are materially more burdensome for Buyer than those currently applicable to Sellers.

                 (g)  No Material Adverse Change.  There shall not have been any
                      --------------------------
material adverse change in the Assets, business prospects, or financial condition of either of the Sellers.

                 (h) Claims and Legal Actions.  Any pending or threatened legal
                     ------------------------
actions, suits, arbitrations, investigations or other legal, administrative or tax proceedings, including without limitation, any listed on Disclosure
                                                             ----------
Schedule 3.12, which
- -------------
directly or indirectly affect the Assets, the FCC Licenses, or the business or financial prospects of the Station shall have been settled, dismissed or otherwise concluded on terms that do not have a material adverse effect upon Buyer, the Assets, or the business or financial prospects of the Station, or in Buyer's reasonable judgment, are likely to be settled or otherwise concluded on such terms.

                 (i)  Senior Debt.  The Senior Debt shall be satisfied or
                      -----------
otherwise discharged from sources of funds other than the Purchase Price and all security interests, liens and encumbrances on the Assets shall have been released.

                 (j)  Tower Entity Interest.  Buyer shall receive the Tower
                      ---------------------
Entity Interest and shall be admitted as a limited partner of 32 LP, as evidenced by documents delivered at Closing in form and substance satisfactory to Buyer. 32 LP shall execute and deliver to Buyer the amendment to the Agreement of Limited Partnership of 32 LP contemplated by Sections 1.38 and 9.2(h) hereof, in form and substance satisfactory to Buyer.

                 (k)  Tower Interest.  Buyer shall receive the Tower Interest,
                      --------------
as evidenced by documents delivered at Closing in form and substance satisfactory to Buyer.

                 (l)  Tower Lease.  The Tower Lease, in form and substance
                      -----------
reasonably satisfactory to Buyer, shall be executed and delivered to Buyer.

                 (m)  Certified Creditor List.  Sellers shall execute and
                      -----------------------
deliver at Closing a Certified Creditor List showing a true, correct and complete list of the creditors of Sellers as of the Closing, including without limitation, all Secured Creditors.

           8.2   Conditions to Obligations of Sellers.  All obligations of
                 ------------------------------------
Sellers at the Closing hereunder are subject at Sellers' option to the fulfillment prior to or at the Closing Date of each of the following conditions:

                 (a) Representations and Warranties.  All representations and
                     ------------------------------
warranties of Buyer contained in this Agreement shall be true and complete in all material respects at and as of the Closing Date as though made at and as of that time.

                 (b) Covenants and Conditions.  Buyer shall have performed and
                     ------------------------
complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to and at the Closing Date.

                 (c)  FCC Consent.  The FCC Consent shall have been received,
                       -----------
and Buyer shall have complied with any conditions imposed on it by the FCC Consent.

                 (d)  HSR Act.  The waiting period (and any extension thereof)
                      -------
under the HSR Act, if applicable, shall have expired and there shall not be outstanding any order of a court restraining the transaction contemplated hereby.

                 (e)  Deliveries.  Buyer shall have made or stand willing to
                      ----------
make all the deliveries set forth in Section 9.3.

                 (f)  Marine Debt.  Buyer shall cause to be delivered to
                      -----------
Sellers a release and indemnification agreement in form and substance reasonably satisfactory to Sellers, providing that (i) all obligations of the Sellers and their Affiliates with respect to the Marine Debt are released as to such persons and entities; (ii) the holder thereof will look solely to Buyer and the Assets to satisfy the obligations evidenced by the Marine Debt; and (iii) Buyer shall indemnify the Sellers and their Affiliates from any and all claims, costs and obligations with respect to the Marine Debt from and after the Closing Date.

SECTION 9. CLOSING AND CLOSING DELIVERIES.
           ------------------------------

           9.1   Closing.
                 -------

                 (a)  Closing Date.  The Closing shall take place at 10:00 a.m.
                      ------------
on a date as agreed to by Buyer and Sellers within five (5) business days following the later of: (i) the date upon which the FCC Consent has become a Final Order and all other Material Consents have been received (provided however that in Buyer's sole discretion, Buyer may elect to close before the FCC Consent has become a Final Order); or (ii) the expiration of the waiting period (and any extension thereof) under the HSR Act, if applicable, but in no event later than the Upset Date set forth in Section 10.1(c).

                 (b)  Closing Place.  The Closing shall be held at the offices
                      -------------
of Eckert Seamans Cherin & Mellott, One International Place, 18th Floor, Boston, MA 02110, or any other place that is agreed upon by Buyer and Sellers.

           9.2   Deliveries by Sellers.  Prior to or on the Closing Date,
                 ---------------------
Sellers shall deliver to Buyer the following in form and substance reasonably acceptable to Buyer and its counsel:

                 (a) Transfer Documents. Duly executed bills of sale, certificates of
                      ------------------
certificates of title and other transfer documents which shall be sufficient to vest good, clear, marketable title to the

Assets in the name of Buyer, free and clear of all claims, security interests, encumbrances and liens other than Permitted Liens.

                 (b)  Consents.  A copy of each Consent.
                      --------

                 (c)  Resolutions.  Copies of the by-laws of Sellers and the
                      -----------
resolutions adopted by the Boards of Directors and, if required, stockholders, of Sellers, authorizing, and approving the execution of this Agreement and the consummation of the transactions contemplated hereby, certified by the Secretary of Sellers as being true and complete on the Closing Date.

                 (d)  Certificate. A certificate, dated as of the Closing Date,
                      -----------
executed by an authorized officer of each Seller, certifying: (i) that each Seller has obtained proper corporate authorization, including the consent of stockholders, necessary to the consummation of this Agreement; (ii) that the representations and warranties of such Seller contained in this Agreement are true and complete in all material respects as of the Closing Date as though made on and as of that date; and (iii) that such Seller has performed in all material respects all of its obligations and agreements and complied in all material respects with all of its covenants set forth in this Agreement to be performed and complied with on or prior to the Closing Date.

                 (e)  Opinion of Counsel.  The opinion of Neville Shaver
                      ------------------
Kelly & McLean counsel to Sellers, covering FCC matters and all other matters customary in transactions of this type.

                 (f)  Claims and Legal Actions.  Documentation reasonably
                      ------------------------
satisfactory to Buyer evidencing that the condition set forth in Section 8.1(h) has been satisfied.

                 (g)  Senior Debt.  Documentation reasonably satisfactory to
                      -----------
Buyer evidencing that the condition set forth in Section 8.1(i) has been satisfied.

                 (h)  Tower Entity Interest.  Documentation reasonably
                      ---------------------
satisfactory to Buyer providing for the issuance to Buyer of the Tower Entity Interest, and all attendant rights thereto, including, without limitation, (i) a copy of the Agreement of Limited Partnership of 32 LP; (ii) a duly executed copy of an amendment to the Agreement of Limited Partnership of 32 LP, which amendment shall, among other things, incorporate those provisions set forth in
Section 1.38; and (iii) an undertaking by 32 LP, in its capacity as the owner of the Gordonville Tower, to maintain such broadcast transmission tower, and all related improvements, during the term of the Tower Lease in accordance with prevailing industry standards at its sole cost and expense.

                 (i)  Tower Interest.  Documentation reasonably satisfactory to
                      --------------
Buyer evidencing the transfer of the Tower Interest to Buyer.

                 (j)  Tower Lease.  A duly executed copy of the Tower Lease.
                      -----------

                 (k)  Certified Creditor List.  The Certified Creditor List
                      -----------------------
referred to in Section 8.1(m).

           9.3   Deliveries by Buyer.  Prior to or on the Closing Date, Buyer
                 -------------------
shall deliver to Sellers the following, in form and substance reasonably satisfactory to Sellers and their counsel:

                 (a)  Purchase Price.  The Purchase Price as provided in
                      --------------
Section 2.3.

                 (b)  Assumption Agreement.  A duly executed assumption
                      --------------------
agreement, pursuant to which Buyer will assume and undertake to perform Sellers' obligations under the Assumed Contracts arising after the Effective Time, to the extent specified in Section 2.6.

                 (c)  Resolutions.  Copies of resolutions adopted by Buyer,
                      -----------
authorizing and approving the execution of this Agreement and the consummation of the transactions contemplated hereby, certified by its Secretary as being true and correct on the Closing Date.

                 (d)  Certificate.  A certificate, dated as of the Closing Date,
                      -----------
executed on behalf of Buyer by the President of Buyer, certifying: (i) that the representations and warranties of Buyer contained in this Agreement are true and complete in all material respects as of the Closing Date as though made on and as of that date; and (ii) that Buyer has performed in all material respects all of its obligations and agreements and complied in all material respects with all of its covenants set forth in this Agreement to be performed or complied with on or prior to the Closing Date.

                 (e)  Opinion of Counsel.  The opinion of Eckert Seamans
                      ------------------
Cherin & Mellott, counsel for Buyer, and Wiley Rein & Fielding, special FCC counsel to Sellers, covering those matters customary in transactions of this type.

                 (f) Marine Debt.  Documentation reasonably satisfactory to
                     -----------
Sellers evidencing the satisfaction of the condition set forth in
Section 8.2(f).

                 (g)  Tower Lease.  The Tower Lease shall be executed and
                      -----------
delivered by Buyer.

SECTION 10.      TERMINATION.
                 -----------

          10.1   Termination Rights.  This Agreement may be terminated by either
                 ------------------
Buyer or Sellers, if the terminating party is not then in material breach or default, upon written notice to the other party, upon the occurrence of any of the following:

                 (a)  Conditions.  If on the Closing Date any of the conditions
                      ----------
precedent to the obligations of the terminating party set forth in this Agreement have not been satisfied or waived in writing by the terminating party.

                 (b)  Judgments.  If there shall be in effect on the Closing
                      ---------
Date any judgment, decree, or order that would prevent or make unlawful the Closing of this Agreement.

                 (c)  Upset Date.  If the Closing Date shall not have occurred
                      ----------
 on or before May 1, 1997.

SECTION 11.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND
                 ----------------------------------------------
           INDEMNIFICATION.
           ----------------

           11.1  Representations and Warranties.  Except as otherwise
                 ------------------------------
specifically set forth herein, all representations and warranties contained in this Agreement shall survive the Closing for a period of twenty-four (24) months.

           11.2  Indemnification by Sellers.  From and after the Closing,
                 --------------------------
Sellers hereby agree, subject to Section 11.4(e), jointly and severally, to indemnify and hold Buyer and its officers, directors, shareholders and Affiliates harmless against and with respect to, and shall reimburse Buyer for:

                 (a) Breach.  Any and all losses, liabilities, claims, actions
                     ------
or damages or expenses resulting from any untrue representation, breach of warranty, or nonfulfillment of any covenant by Sellers contained herein or in any certificate, document, or instrument delivered to Buyer hereunder.

                 (b)  Obligations. Any and all obligations of Sellers not
                      -----------
assumed by Buyer pursuant to the terms of this Agreement, including any and all liabilities arising at any time under any Contract not included in the Assumed Contracts subject to the condition that Buyer shall have given Sellers prompt written notice of, and an opportunity to defend, any and all such asserted liabilities.

                 (c) Ownership. Any and all losses, liabilities, or damages
                     ---------
resulting from the operation or ownership of the Station prior to the Effective Time, including any and all liabilities arising under the Licenses or the Contracts which relate to events occurring prior to the Effective Time subject to the condition that Buyer shall have given Sellers prompt written notice of, and an opportunity to defend, any and all such asserted liabilities.

                 (d)  Legal Matters.  Any and all actions, suits, proceedings,
                      -------------
claims demands, assessments, judgments, costs, and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

           11.3  Indemnification by Buyer.  Notwithstanding the Closing, Buyer
                 ------------------------
hereby agrees to indemnify and hold Sellers and its officers, directors, shareholders and Affiliates harmless against and with respect to, and shall reimburse Sellers for:

                 (a)  Breach. Any and all losses, liabilities, claims, actions
                      ------
or damages and expenses resulting from any untrue representation, breach of warranty, or nonfulfillment of any covenant by Buyer contained herein or in any certificate, document, or instrument delivered to Sellers hereunder.

                 (b)  Ownership.  Any and all losses, liabilities, or damages
                      ---------
resulting from the operation or ownership of the Station on and after the Effective Time, including any and all liabilities arising under the Licenses or the Assumed Contracts which relate to events occurring after the Effective Time.

                 (c)  Legal Matters.  Any and all actions, suits, proceedings,
                      -------------
claims demands, assessments, judgments, costs and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

           11.4  Procedure for Indemnification. The procedure for
                 -----------------------------
indemnification shall be as follows:

                 (a)  Notice. The Claimant shall promptly (but in any event
                      ------
within fifteen (15) business days) give notice to the Indemnitor of any claim, whether solely between the parties or brought by a third party, specifying
(i) the factual basis for the claim, and (ii) the amount of the claim. Notwithstanding the foregoing, a failure to give notice within the time period specified above shall result in a forfeiture or loss of the indemnification rights hereunder only if and to the extent the Indemnitor is materially damaged or prejudiced by such delay.

                 (b)  Investigation.  With respect to claims between the
                      -------------
parties, following receipt of notice from the

Claimant of a claim, the Indemnitor shall have thirty (30) business days to make any investigation of the claim that the Indemnitor deems necessary or desirable. For the purposes of this investigation, the Claimant agrees to make available to the Indemnitor and/or its authorized representatives the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnitor cannot agree as to the validity and amount of the claim within said 30-day period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate legal remedy.

                 (c) Control.  With respect to any claim by a third party as to
                     -------
which the Claimant is entitled to indemnification hereunder, the Indemnitor shall have the right at its own expense to participate in or assume control of the defense of the Claim, using counsel reasonably satisfactory to Claimant and the Claimant shall cooperate fully with the Indemnitor, subject to reimbursement for actual out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnitor. If the Indemnitor elects to assume control of the defense of any third-party claim within fifteen (15) business days of notice under Section 11.4(a), the Claimant shall have the right to participate in the defense of the claim at its own expense. If the Indemnitor does not elect to assume control or otherwise actively participate in the defense of any third party claim, it shall be bound by the results obtained by the Claimant with respect to the claim.

                 (d)  Immediate Action.  If a claim, whether between the
                      ----------------
parties of by a third party, requires immediate action, the parties will make every effort to reach a decision with respect thereto as expeditiously as possible.

                 (e)  Limitations on Indemnification.
                      ------------------------------

                      (i) Any indemnity payment hereunder shall be limited to the extent of the actual loss or damage suffered by the Claimant and shall be reduced by the amount of any recovery by the Claimant from any third party, including any insurer, and by the amount of any tax benefits received.

                      (ii) No party shall be entitled to indemnification hereunder except to the extent that the total amount of its claims for indemnification exceeds Ten Thousand Dollars ($10,000), provided, however, that in the event bona fide claims for indemnification exceed such amount, then the Claimant shall be entitled to indemnification with respect to all such claims. No party shall be entitled to indemnification hereunder for any claim arising from the breach by the other party of its representations and warranties which is not asserted against the Indemnitor within twenty-four (24) months after the Closing Date.

                      (iii) The limitations in Section 1.14(e)(ii) shall not apply to any claim for indemnification for any liability of the Claimant to any third party, to the adjustments and prorations to be made pursuant to
Section 7.3, or to Buyer's obligations with respect to Sellers' Accounts Receivable as set forth in Section 7.6.

           11.5  Liquidated Damages.  If this Agreement is terminated by Sellers
                 ------------------
due to a material breach by Buyer of its representations, warranties and covenants hereunder, then Buyer's participating interest in the Senior Debt, as evidenced by the Participation Agreement, shall be forfeited by Buyer and the Participation Agreement shall automatically terminate and be of no further force or effect, it being agreed that the forfeiture of Buyer's participating interest in the Senior Debt shall constitute full payment for any and all damages suffered by Sellers by reason of Buyer's failure to close the transactions contemplated by this Agreement. Buyer and Sellers agree in advance that Sellers' actual damages if Buyer breaches its obligations hereunder would be difficult to ascertain and that the forfeiture of the participating interest in the Senior Debt is a fair and equitable amount to reimburse Sellers for damages sustained from the termination of this Agreement for the reason stated in the first sentence of this Section 11.5.

           11.6  Specific Performance.  The parties recognize that if Sellers
                 --------------------
refuses to Close as and when required under the provisions of this Agreement, monetary damages will not be adequate to compensate Buyer for its injury. Buyer shall therefore be entitled, in addition to a right to collect money damages, to obtain specific performance of the terms of this Agreement. If any action is brought by Buyer to enforce this Agreement, Sellers shall waive the defense that there is an adequate remedy at law.

           11.7  Opportunity to Cure.  Neither party shall have the right to
                 -------------------
terminate this Agreement as a result of the other party's default unless the terminating party shall have given the defaulting party written notice specifying in reasonable detail the nature of the default and shall have afforded the defaulting party fifteen (15) business days to cure the default.

SECTION 12.      MISCELLANEOUS.
                 -------------

           12.1  Fees and Expenses.  Sellers and Buyer shall share equally all
                 -----------------
HSR Act and FCC filing fees (including any subsequently instituted tax on the assignment of FCC licenses). Sellers shall bear the cost of all other filing fees, transfer taxes, sales taxes, document stamps, or other charges levied by any governmental entity on account of or in connection with the transfer of the Assets from Sellers to Buyer. Except as otherwise provided in this Agreement, each party shall pay its own expenses incurred in connection with the authorization, preparation, execution, and performance of this Agreement, including, without limitation, all fees and expenses of counsel, accountants, agents, and representatives.

           12.2  Notices.  All notices, demands, and requests required or
                 -------
permitted to be given under the provisions of this Agreement shall be in writing and shall be deemed to have been duly delivered and received: (i) on the date of personal delivery; (ii) on the date of receipt (as shown on the return receipt) if mailed by registered or certified mail, postage prepaid and return receipt requested; or (iii) on the next business day after delivery to a courier service that guarantees delivery on the next business day if the conditions to the courier's guaranty are complied with, in each case addressed as set forth below. It is agreed that the sending of a copy of any notice to counsel to a party shall not constitute notice to the party:
      ---

If to Sellers:         WHOA-TV, Inc.
                       Montgomery Alabama Channel 32
                         Operating Limited Partnership
                       c/o Soundview Media, Inc.
                       631 Second Avenue South
                       Suite 2F
                       Nashville, TN  37210
                       Attn:  Carleton Burtt

with a simultaneous
copy to:               Richard M. Neville, Esq.
                       Neville Shaver Kelly & McLean
                       Three Landmark Square
                       Suite 210
                       Stamford, CT  06901

If to Buyer:           Park of Montgomery I, Inc.
                       1700 Vine Center Office Tower
                       333 West Vine Street
                       Lexington, KY  40507
                       Attn:  Wright M. Thomas, President

with a simultaneous
copy to:               Stephen I. Burr, Esquire
                       Eckert Seamans Cherin & Mellott
                       One International Place, 18th Floor
                       Boston, MA  02110

or to any other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 12.2.

           12.3  Benefit and Binding Effect.  Neither party hereto may assign
                 --------------------------
this Agreement without the prior written consent of the other party hereto. Such assignment shall not, however, release such party from its duties and obligations under this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

           12.4  Further Assurances.  The parties shall execute any other
                 ------------------
documents that may be necessary or desirable to the implementation and consummation of this Agreement.

           12.5  Governing Law.  This Agreement shall be governed, construed,
                 -------------
and enforced in accordance with the laws of the State of Alabama (without regard to the choice of law provisions thereof).

           12.6  Headings and References.  The headings and table of contents
                 -----------------------
herein are included for ease of reference only and shall not control or affect the meaning or construction of the provisions of this Agreement. For purpose of this Agreement, the words "hereof", "herein", "hereby", and other words of similar import refer to this Agreement as a whole, including all Appendices, Annexes and Schedules hereto. Reference herein to Articles, Sections, Appendices, Annexes and Schedules unless otherwise designated, shall be to the relevant Articles, Sections, Appendices, Annexes and Schedules hereof and hereto. All dollar amounts referred to herein are in United States Dollars.

           12.7  Gender and Number.  Words used herein, regardless of the gender
                 -----------------
and number specifically used, shall be deemed and construed to include any other gender, masculine, feminine, or neuter, and any other number, singular or plural, as the context requires.

           12.8  Entire Agreement.  This Agreement, all schedules hereto, and
                 ----------------
all documents, certificates, and other documents to be delivered by the parties pursuant hereto, collectively represent the entire understanding and agreement between Buyer and Sellers with respect to the subject matter hereof. This Agreement supersedes all prior negotiations and agreements between the parties including, without limitation, any and all letters of intent, and cannot be amended, supplemented, or changed except by an agreement in writing that makes specific reference to this Agreement and which is signed by the party against which enforcement of any such amendment, supplement, or modification is sought.

           12.9  Counterparts. This Agreement may be signed in three or more
                 ------------
counterparts, with the same effect as if the signature on each counterpart were upon the same instrument.

           12.10 Survival.  The occurrence of the Closing shall be deemed to be
                 --------
a full performance and discharge of every agreement and obligation herein contained or expressed such as are, by the terms hereof, to be performed after the Closing.

     IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized officers of Buyer and Sellers as of the date first written above.

                               MONTGOMERY ALABAMA CHANNEL 32
                               OPERATING LIMITED PARTNERSHIP
                               By FREY COMMUNICATIONS SOUTH, INC.
                               Its General Partner


                               By:
                                  --------------------------------------
                                   Carleton Burtt
                                   Chairman and Chief Executive
                                   Officer
                               SEE ACKNOWLEDGMENT ATTACHED

                               WHOA-TV, INC.


                               By:
                                  ----------------------------------------
                                   Carleton Burtt
                                   Chairman and Chief Executive
                                   Officer
                               SEE ACKNOWLEDGMENT ATTACHED

                               PARK OF MONTGOMERY I, INC.


                               By:
                                  ----------------------------------------
                                   Wright M. Thomas, President


                               By:
                                  ----------------------------------------
                                   Gary B. Knapp, Director


                               By:
                                  ----------------------------------------
                                   Donald R. Tomlin, Jr.,
                                   Director
                               SEE ACKNOWLEDGMENTS ATTACHED

          In order to induce the Sellers to execute and deliver this Agreement, the undersigned hereby join in and agree to be bound by the provisions of
Section 11.5 only.


                               PARK OF MONTGOMERY II, INC.


                               By:
                                  ----------------------------------------
                                   Wright M. Thomas, President


                               By:
                                  ----------------------------------------
                                   Gary B. Knapp, Director


                               By:
                                  ----------------------------------------
                                   Donald R. Tomlin, Jr.,
                                   Director
                               SEE ACKNOWLEDGMENTS ATTACHED